Exhibit 10.7

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of the last date set forth on the signature page hereof between CommerceTel Corporation, a Nevada corporation (the “Company”), and the undersigned (the “Subscriber”).

W I T N E S S E T H:

WHEREAS, the Company is offering for sale (the “Offering”) its units (the “Units”), at a purchase price of $1.50 per Unit, each Unit consisting of (i) one share (the “Shares”) of common stock (the “Common Stock”), and (ii) one four-year warrant to purchase one additional share of Common Stock (the “Warrant Shares”) at an exercise price of $2.00 per share (in the form of Exhibit A, the “Warrants,” and together with the Units, the Shares and the Warrant Shares, collectively, the “Securities”);

WHEREAS, the Units will only be sold to “accredited investors” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, the Offering is being made for up to 800,000 Units;

WHEREAS, the Subscriber desires to purchase and the Company desires to sell that number of Units set forth on the signature page hereof on the terms and conditions hereinafter set forth; and

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR UNITS AND REPRESENTATIONS BY THE SUBSCRIBER

1.1  Subject to the terms and conditions hereinafter set forth, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company, and the Company agrees to sell to the Subscriber, such number of Units as is set forth on the signature page hereof, at a price equal to $1.50 per Unit.  The purchase price is payable by personal or business check or money order made payable to “CommerceTel, Inc.” contemporaneously with the execution and delivery of this Agreement by the Subscriber.  Subscribers may also pay the subscription amount by wire transfer of immediately payable funds to:

Beneficiary Bank:	Wells Fargo
Address:	5624 Mission Center Rd
San Diego, CA 92108
Beneficiary Acct. Name	CommerceTel, Inc.
Beneficiary Acct #	352-1058325
Routing/ABA #	121-000-248
Swift Code	WFBIUS6S

1.2  The Subscriber recognizes that the purchase of the Units involves a high degree of risk including, but not limited to, the following: (a) the Company has a limited operating history and requires substantial funds in addition to the proceeds of the Offering; (b) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Units; (c) the Subscriber may not be able to liquidate its investment; (d) transferability of the Common Stock and the Warrants is extremely limited; (e) in the event of a disposition, the Subscriber could sustain the loss of its entire investment; (f) the Company has not paid any dividends since its inception and does not anticipate paying any dividends; and (g) the Company may issue additional securities in the future which have rights and preferences that are senior to those of the Common Stock.  Without limiting the generality of the representations set forth herein, the Subscriber represents that the Subscriber has carefully reviewed the section captioned “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010.

1.3  The Subscriber represents that the Subscriber is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and that the Subscriber is able to bear the economic risk of an investment in the Units. To evidence the Subscriber’s status as an accredited investor, the Subscriber agrees to deliver to the Company (i) a fully completed and executed Accredited Investor Questionnaire (“Questionnaire”) in the form attached hereto as Schedule A, and agrees that the representations and warranties set out in the Questionnaire, as executed by the Subscriber, will be true and complete on the date of closing of the Offering (the “Closing Date”).

1.4  The Subscriber hereby acknowledges and represents that (a) the Subscriber has knowledge and experience in business and financial matters, prior investment experience, or the Subscriber has employed the services of a “purchaser representative” (as defined in Rule 501 of Regulation D), attorney and/or accountant to read all of the documents furnished or made available by the Company both to the Subscriber and to all other prospective investors in the Units to evaluate the merits and risks of such an investment on the Subscriber’s behalf; (b) the Subscriber recognizes the highly speculative nature of this investment; and (c) the Subscriber is able to bear the economic risk that the Subscriber hereby assumes.

1.5  The Subscriber hereby acknowledges it has received, carefully reviewed and understands this Agreement, including all exhibits hereto, including the Warrant (collectively referred to as the “Transaction Documents”), and hereby represents that the Subscriber has been furnished by the Company during the course of the Offering with all information regarding the Company, the terms and conditions of the Offering and any additional information that the Subscriber has requested or desired to know, and has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the Company and the terms and conditions of the Offering.

1.6          In making the decision to invest in the Units the Subscriber has relied solely upon the information provided by the Company in the Transaction Documents.  To the extent necessary, the Subscriber has retained, at its own expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Units hereunder.  The Subscriber disclaims reliance on any statements made or information provided by any person or entity in the course of Subscriber’s consideration of an investment in the Units other than the Transaction Documents and the other information referenced in Section 1.5 above.

1.7  The Subscriber represents that (i) the Subscriber was contacted regarding the sale of the Units by the Company (or an authorized agent or representative thereof) and (ii) no Units were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith, the Subscriber did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

1.8  The Subscriber hereby represents that the Subscriber, either by reason of the Subscriber’s business or financial experience or the business or financial experience of the Subscriber’s professional advisors (who are unaffiliated with and not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly), has the capacity to protect the Subscriber’s own interests in connection with the transaction contemplated hereby.

1.9  The Subscriber hereby acknowledges that the Offering has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) nor any state or foreign regulatory authority since the Offering is intended to be exempt from the registration requirements of Section 5 of the Securities Act pursuant to Regulation D promulgated thereunder.  The Subscriber understands that none of the Securities have been registered under the Securities Act or under any state or foreign securities or “blue sky” laws and agrees not to sell, pledge, assign or otherwise transfer or dispose of the Common Stock, Warrant Shares, or Warrants unless they are registered under the Securities Act and under any applicable state or foreign securities or “blue sky” laws or unless an exemption from such registration is available.

1.10  The Subscriber hereby represents that the Subscriber is purchasing the Units for the Subscriber’s own account for investment and not with a view toward the resale or distribution to others.  The Subscriber, if an entity, further represents that it was not formed for the purpose of purchasing the Units.

1.11  The Subscriber understands that although the Common Stock is included for quotation in the OTC Bulletin Board, there is only a limited trading market for the Common Stock and no assurances can be given when, if ever, that an active market will develop for the Common Stock.  The Subscriber understands that even if an active market develops for the Common Stock, Rule 144 promulgated under the Securities Act (“Rule 144”) requires for non-affiliates, among other conditions, a one-year holding period commencing as of the date that the Company filed “Form 10 information” with the SEC, prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act.  Except for Piggy-Back Registration (as hereinafter defined), the Subscriber understands and hereby acknowledges that the Company is under no obligation to register any of the Securities under the Securities Act or any state or foreign securities or “blue sky” laws.

1.12 The Subscriber consents to the placement of a legend on any certificate or other document evidencing the Securities that such Securities have not been registered under the Securities Act or any state or foreign securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  The Subscriber is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such securities. The legend to be placed on each certificate shall be in form substantially similar to the following:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY LAWS,” AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

1.13  The Subscriber understands that the Company, at its sole discretion, reserves the unrestricted right to reject or limit any subscription, to accept subscriptions for fractional Units and to close the Offering to the Subscriber at any time.

1.14  The Subscriber hereby represents that the address of the Subscriber furnished by Subscriber on the signature page hereof is the Subscriber’s principal residence if Subscriber is an individual or its principal business address if it is a corporation or other entity.

1.15  The Subscriber represents that the Subscriber has full right, power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to purchase the Units.  This Agreement constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms.

1.16  If the Subscriber is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, Keogh Plan, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

1.17  (a)  The Subscriber agrees not to issue any public statement with respect to the Subscriber’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

(b)  The Company agrees not to disclose the names, addresses or any other information about the Subscribers, except as required by law; provided, that the Company may use the name of the Subscriber for any offering or in any registration statement in which the Subscriber’s Common Stock is included.

1.18  The Subscriber understands that the Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal, state and foreign securities laws and that the Company and the principals and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the applicability of such exemptions and the undersigned’s suitability to acquire Units.

1.19  The Subscriber agrees to hold the Company and its directors, officers, employees, affiliates, controlling persons and agents and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of (a) any sale or distribution of the Common Stock, Warrant Shares, or Warrants by the Subscriber in violation of the Securities Act or any applicable state and foreign securities or “blue sky” laws; or (b) any false representation or warranty or any breach or failure by the Subscriber to comply with any covenant made by the Subscriber in this Agreement or any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

1.20                    The Subscriber understands that the Offering is not subject to a minimum amount and that all subscription amounts will be paid directly to the Company.  Any such amounts may be used by the Company immediately upon receipt whether or not any additional funds are raised.

II.	REPRESENTATIONS BY AND COVENANTS OF THE COMPANY

The Company hereby represents, warrants and covenants to the Subscriber that:

2.1  Organization, Good Standing and Power.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted.  The Company does not have any subsidiaries except as set forth in the SEC Documents (as hereinafter defined).  The Company is duly qualified to conduct business and is in good standing as a foreign company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a direct and/or indirect (i) material adverse effect on the legality, validity or enforceability of any of the Securities and/or this Agreement, (ii) material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under the Transaction Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

2.2           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Warrants and to issue and sell the Securities in accordance with the terms hereof.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company.   Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

2.3           Capitalization.   The authorized and outstanding capital stock of the Company is as set forth in the SEC Documents.  Except as set forth in the SEC Documents, there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or giving any right to subscribe for any shares of capital stock or other equity interest of the Company. There are no outstanding agreements or preemptive or similar rights affecting the Company's Common Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

2.4           The Securities.  The Securities upon issuance:  (i) are, and will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the Securities Act and any applicable state securities laws; (ii) have been in the case of the Shares, or, in the case of the Shares and the Warrant Shares, will be, duly and validly, fully paid and non-assessable; and (iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities of the Company.

2.5           No Conflicts.  Subject to the filing of a Current Report on Form 8-K, a Form D with the SEC and all blue sky documents and the execution, delivery and performance of the Transaction Documents by the Company  and the consummation by the Company of the transactions contemplated herein and therein, the transactions contemplated herein and therein do not and will not (i) violate any provision of the Company’s Articles or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which it or its properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.  The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for possible violations which singularly or in the aggregate do not and will not have a Material Adverse Effect.  The Company is not required under Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, or issue and sell the Securities in accordance with the terms hereof or thereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Closing) provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Subscriber herein.

2.6           Litigation.  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, (i) that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents or (ii) that if adversely determined would have a Material Adverse Effect.

2.7           SEC Documents; Financial Statements; No Undisclosed Liabilities.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and since September 30, 2009, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the “SEC Documents”).  At the times of their respective filings, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and, as of their respective dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements, but only to the extent permitted by GAAP and the SEC), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Financial Statements, (i) the Company has no liabilities or obligations which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (ii) no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

2.8           Securities Act of 1933.  Assuming the accuracy of the representations of the Subscriber contained herein, the Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities.  Neither the Company nor anyone acting on its behalf (excluding the Placement Agent, if any), directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor, to the Company’s knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

2.9           Per Share Purchase Price Protection.  Following the Closing Date until the earlier of: (i) the date that a registration statement covering the Shares and the Warrant Shares is declared effective by the SEC, or (ii) the date the Shares become freely tradable under Rule 144, if the Company shall issue any Common Stock or Common Stock Equivalents entitling any person or entity to acquire shares of Common Stock at an effective price per share less than $1.50 (the “Discounted Purchase Price”), as soon as practicable thereafter, the Company shall issue to the Subscriber that number of additional shares of Common Stock equal to the difference between the number of Shares issued to the Subscriber and the number of shares the Company would have issued to the Subscriber had the Offering been completed at the Discounted Purchase Price.  By way of example, if the Subscriber invested $150,000 in the Offering for which Subscriber received 100,000 Shares and if in a subsequent financing transaction the Company issues shares at $1.00 per share, the Company will be required to issue an additional 50,000 shares to the Subscriber.   Notwithstanding anything to the contrary herein, (A) if the registration statement referenced in clause (i) above ceases to be effective prior to the sale of the Shares and Warrant Shares thereunder, or the Shares are no longer freely tradable under Rule 144 (i.e., the Company ceases to be compliant with its filing obligations with the SEC, or otherwise), then the purchase price protection provisions of this Section 2.9 shall be reinstated; provided however, that this purchase price protection provision will not apply at any time after December 31, 2012, and (B) this Section 2.9 shall not apply to an Exempt Issuance.  As used herein, the term “Common Stock Equivalents” shall mean any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.  As used herein, the term “Exempt Issuance” shall mean the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company granted (x) at no less than the fair market value of the Common Stock on the date of grant and (y) in an amount (the “Permissible Amount”) not to exceed 9.9% of the number of issued and outstanding shares of Common Stock during any twelve month period (it being understood that if the number of shares of Common Stock or options granted exceeds the Permissible Amount, the lowest Discounted Purchase Price used to acquire such securities during said twelve month period shall be employed to determine the number of additional shares of Common Stock to be issued under this Section 2.9), (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions.

2.10           Legal Opinions.  When the Subscriber tenders to the Company’s transfer agent its Shares or Warrant Shares for transfer and such proposed transfer is in compliance with applicable exemptions from registration under the Securities Act and other applicable laws, the Company will promptly instruct its legal counsel to issue to the Company’s transfer agent a legal opinion to the effect that such transfer may take place without restrictive legend; provided however, that the Subscriber delivers reasonably requested representations in support of such opinion.  The Company agrees to bear all of the cost(s) of any such legal opinion(s) and removal of restrictive legends and reissuance of shares free of restrictive legends.

2.11           Commissions.                                 In connection with this Offering, the Company may pay to registered broker-dealers commissions of up to 8% of the gross proceeds raised in the Offering in cash plus 8% in warrant coverage.

2.12           Non-Public Information.  The Company covenants and agrees that neither it nor any other person acting on its behalf provided Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information relating to the Company.  The Company understands and confirms that Subscriber shall be relying on the foregoing representations in subscribing for Units in the Offering.

2.13           Indemnification.  The Company agrees to indemnify, hold harmless, reimburse and defend the Subscriber, the Subscriber’s officers, directors, agents, counsel, affiliates, members, managers, control persons, principal shareholders, and heirs, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement or in any exhibits attached hereto, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and the Subscriber relating hereto.

III.           PIGGYBACK REGISTRATION RIGHTS

3.1           Registration.  If, at any time after the Closing Date, the Company shall propose to file with the SEC a registration statement under the Securities Act other than on Forms S-4 or S-8 (or any successor to such forms) (each a "Piggy-Back Registration"), the Company shall give notice to the Subscriber and include in such registration statement all or any part of the Shares and the Warrants Shares (the “Registrable Securities”) that the Subscriber requests to be registered; provided, however, that the Company shall not be required to register any Registrable Securities pursuant to this Section 3.1 that are eligible for resale pursuant to Rule 144 without any requirement for the Company to maintain current public information and without any limitation on volume or manner of sale.  The Company shall use best efforts to cause such registration statement to become effective as soon as practicable.

3.2           Underwriter Cutbacks.  Notwithstanding the foregoing, if the managing underwriter or underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company in writing that the dollar amount or number of shares of the Company's Common Stock which the Company desires to sell, taken together with shares of Common Stock, if any, as to which registration has been demanded pursuant to written contractual arrangements with persons other than the holders of Shares hereunder, the Shares as to which registration has been requested under this Section 3.2, and the shares of Common Stock, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other shareholders of the Company, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in any such registration:

(i)           If the registration is undertaken for the Company’s account: (A) first, the shares or other securities that the Company desires to issue that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock, if any, including the Registrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares; and

(ii)           If the registration is a “demand” registration undertaken at the demand of persons pursuant to written contractual arrangements with such persons, (A) first, the shares of Common Stock for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock, if any, including the Regsitrable Securities, as to which registration has been requested pursuant to written contractual piggy-back registration rights of security holders (pro rata in accordance with the number of shares of Common Stock which each such person has actually requested to be included in such registration, regardless of the number of shares of Common Stock with respect to which such persons have the right to request such inclusion) that can be sold without exceeding the Maximum Number of Shares.

3.3           Furnish Information.  It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Article 3 with respect to the Registrable Securities that the holder of such Registrable Securities shall furnish to the Company such information regarding the holder, the Registrable Securities held by such holder, and the intended method of disposition of such securities as shall be reasonably required by the Company to effect the registration of such Registrable Securities.

3.4           Expenses.  The Company will pay all expenses incurred by the Company in complying with this Section 3, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars.

IV.	TERMS OF SUBSCRIPTION

4.1 All funds paid hereunder shall be deposited directly into the Company’s bank account in accordance with the instructions set forth in Section 1.1 above.

4.2  Certificates (the “Certificates”) representing the Shares and Warrants purchased by the Subscriber pursuant to this Agreement will be prepared and delivered to the Subscriber at the closing of the Offering. The Subscriber hereby authorizes and directs the Company to deliver the Certificates directly to any of the Subscriber’s residential or business addresses indicated on the signature page hereto.

V.	CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBERS

5.1  The Subscriber’s obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to such Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

(a) Covenants.  All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date of such Closing shall have been performed or complied with in all material respects.

(b) No Legal Order Pending.  There shall not then be in effect any legal or other order enjoining or restraining the transactions contemplated by this Agreement.

(c) No Law Prohibiting or Restricting Such Sale.  There shall not be in effect any law, rule or regulation prohibiting or restricting such sale or requiring any consent or approval of any person, which shall not have been obtained, to issue the Shares or the Warrants (except as otherwise provided in this Agreement).

VI.	MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, addressed as follows:

If to the Company:

8929 Aero Drive, Suite E
San Diego, CA 92123
Attn: Dennis Becker
Fax: ___________

Notices shall be deemed to have been given or delivered on the date of mailing, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2   Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3   This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

6.4   Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Units as herein provided, subject, however, to the right hereby reserved by the Company to enter into the same agreements with other subscribers and to add and/or delete other persons as subscribers.

6.5   This Subscription Agreement and all issues arising out of the Offering will be governed by and construed solely and exclusively under and pursuant to the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.  Each of the parties hereto expressly and irrevocably (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement will be instituted exclusively in the United States District Court in San Diego, (2) waives any objection which Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) consents to the jurisdiction of the United States District Court in San Diego in any such suit, action or proceeding.  Each of the parties hereto further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agrees that service of process upon it mailed by certified mail to its address will be deemed in every respect effective service of process upon it, in any such suit, action or proceeding.  THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SUBSCRIPTION AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.  THE PARTY PREVAILING THEREIN SHALL BE ENTITLED TO PAYMENT FROM THE OTHER PARTY HERETO OF ALL OF ITS REASONABLE COUNSEL FEES AND DISBURSEMENTS.

6.6   In order to discourage frivolous claims the parties agree that unless a claimant in any proceeding arising out of this Agreement succeeds in establishing his claim and recovering a judgment against another party (regardless of whether such claimant succeeds against one of the other parties to the action), then the other party shall be entitled to recover from such claimant all of its/their reasonable legal costs and expenses relating to such proceeding and/or incurred in preparation therefor.

6.7   The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.8         Subscriber acknowledges that it was represented by legal counsel and that it has submitted this Agreement to such counsel for legal review.  The Company hereby agrees to pay at closing of the Offering all legal expenses (up to an aggregate of $5,000) in connection with the legal review of this Agreement and other agreements of like tenor incurred by the Subscriber and all other subscribers participating in the Offering.

6.9   It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

6.10   All of the representations and warranties contained in this Subscription Agreement shall survive execution and delivery of this Subscription Agreement and the undersigned’s investment in the Company.

6.11   The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.12   This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

6.13   Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

(Signature Pages to Follow)

IN WITNESS WHEREOF, the undersigned have executed this Subscription Agreement as of the date first written above.

 COMMERCETEL CORPORATION

By: ___________________________

SUBSCRIBER

By: ___________________________
Name:
Title:

Address of Subscriber:

_______________________________

_______________________________

Email: _________________________
Telephone: _____________________

Number of Units Purchased:

Purchase Price (No. of Units multiplied by $1.50):
$_____________

Wiring Instructions:

Beneficiary Bank:	Wells Fargo
Address:	5624 Mission Center Rd
San Diego, CA 92108
Beneficiary Acct. Name	CommerceTel, Inc.
Beneficiary Acct #	352-1058325
Routing/ABA #	121-000-248
Swift Code	WFBIUS6S

CERTIFICATE OF SIGNATORY

(To be completed if Units are
being subscribed for by an entity)

I, ____________________________, am the ____________________________ of __________________________________________ (the “Entity”).

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Units, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of _________________, 2011

_______________________________________
(Signature)

SCHEDULE A

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement among the Company and the Subscriber dated _____________, 2011.

The Subscriber covenants, represents and warrants to the Company that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below:  (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies.)

Category 1__________
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US $5,000,000.

Category 2__________	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase (excluding the value of their principal residence) exceeds US $1,000,000.

Category 3__________
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Category 4__________
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance Corporation as defined in Section 2(13) of the 1933 Act; an investment Corporation registered under the Investment Corporation Act of 1940 (United States) or a business development Corporation as defined in Section 2(a)(48) of such Act; a Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance corporation or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

Category 5__________	A private business development corporation as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

Category 6__________	A director or executive officer of the Company.

Category 7__________
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

Category 8__________	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that the Subscriber may be required to supply the Company with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

_____________________________________________________________________________

The Subscriber hereby certifies that the information contained in this Accredited Investor Questionnaire is complete and accurate and the Subscriber will notify the Company promptly of any change in any such information. The Subscriber acknowledges and agrees that the Subscriber may be required by the Company to provide such additional documentation as may be reasonably required by the Company and its legal counsel in determining the Subscriber’s eligibility to acquire the Units under relevant legislation.

If this Accredited Investor Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Accredited Investor Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the Subscriber has executed this Accredited Investor Questionnaire as of the ___ day of ___________, 2011.

If a Corporation, Partnership or Other Entity:	If an Individual:
_________________________ Print or Type Name of Entity _________________________ Signature of Authorized Signatory _________________________ Type of Entity	_________________________ Signature _________________________ Print or Type Name _________________________ Social Security/Tax I.D. No. (if applicable)

EXHIBIT A

NEITHER THIS SECURITY NOR ANY SECURITIES WHICH MAY BE ISSUED UPON EXERCISE OF THIS SECURITY HAVE BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY U.S. STATE OR OTHER JURISDICTION OR ANY EXCHANGE OR SELF-REGULATORY ORGANIZATION, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SUCH OTHER LAWS AND REQUIREMENTS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR LISTING OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, SUCH REGISTRATION AND/OR LISTING REQUIREMENTS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH WILL BE REASONABLY ACCEPTABLE TO THE COMPANY..

COMMERCETEL CORPORATION

FORM OF COMMON STOCK WARRANT

No_________

_______________, 2011

CommerceTel Corporation, a Nevada corporation (the “Company”), hereby certifies that ______________________________, its permissible transferees, designees, successors and assigns (collectively, the “Holder”), for value received, is entitled to purchase from the Company at any time and from time to time commencing on the date first appearing above (the “Issuance Date”), up to and through 12:01a.m. (EST) on the date four (4) years from the Issuance Date (the “Termination Date”) up to _______ shares (each, a “Warrant Share” and collectively the “Warrant Shares”) of the Company’s common stock (the “Common Stock”), at an exercise price per Share equal to $2.00 (the “Exercise Price”).  The number of Shares purchasable hereunder and the Exercise Price are subject to adjustment as provided in Section 4 hereof.

This Warrant is being issued as part of units (the “Units”) issued by the Company in a private placement pursuant to the Company’s Subscription Agreement (the “Agreement”).  Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Agreement.

1.	Method of Exercise; Payment.

(a)           Cash Exercise.  The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time, or from time to time, by the surrender of this Warrant (with the notice of exercise form (the "Notice of Exercise") attached hereto as Exhibit A duly executed) at the principal office of the Company, and by payment to the Company of an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, which amount may be paid, at the election of the Holder, by wire transfer or certified check payable to the order of the Company.  The person or persons in whose name(s) any certificate(s) representing Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

(b)           Cashless Exercise.  If, within 180 days from the Closing, there shall be no effective registration statement registering the resale of the Warrant Shares by the Holder, then, at the option of the Holder, this Warrant may be exercised at any time thereafter by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing

Y (A-B)
A

 where Y=       the number of shares of Common Stock purchasable under the Warrant by means of a cash exercise or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation);

A=       the Fair Market Value which shall be defined as the average of the three highestclosing prices of the Common Stock, in the principal market in which the Common Stock then trades, during the thirty trading days preceding the date on which a Notice of Exercise is delivered to the Company; and

B=        Purchase Price (as adjusted to the date of such calculation).

To the extent permitted by law, for purposes of Rule 144 promulgated under the Securities Act of 1933 Act, as amended (the “Securities Act”), it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction in the manner described above shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Subscription Agreement.

(c)           Stock Certificates.  In the event of any exercise of the rights represented by this Warrant, as promptly as practicable after this Warrant is surrendered and delivered to the Company along with all other appropriate documentation on or after the date of exercise and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of Warrant Shares issuable upon such exercise.  In the event this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of Warrant Shares for which this Warrant may then be exercised.

(d)           Taxes.  The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any tax or other charge in respect of such issuance.

2.	Warrant.

(a) Transfer and Replacement.  At any time prior to the exercise hereof, this Warrant may be exchanged upon presentation and surrender to the Company, alone or with other warrants of like tenor of different denominations registered in the name of the same Holder, for another warrant or warrants of like tenor in the name of such Holder exercisable for the aggregate number of Warrant Shares as the warrant or warrants surrendered.

(b) Replacement of Warrant.  Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver in lieu thereof, a new Warrant of like tenor.

(c) Cancellation. Payment of Expenses.  Upon the surrender of this Warrant in connection with any transfer, exchange or replacement as provided in this Section 2, this Warrant shall be promptly canceled by the Company.  The Holder shall pay all taxes and all other expenses (including legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Section 2.

(d) Warrant Register.  The Company shall maintain, at its principal executive offices (or at the offices of the transfer agent for the Warrant or such other office or agency of the Company as it may designate by notice to the holder hereof), a register for this Warrant (the “Warrant Register”), in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant.

3.	Rights and Obligations of Holders of this Warrant.

The Holder of this Warrant shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity;  provided,  however, that in the event any certificate representing shares of Common Stock or other securities is issued to the holder hereof upon exercise of this Warrant, such holder shall, for all purposes, be deemed to have become the holder of record of such Common Stock on the date on which this Warrant, together with a duly executed Notice of Exercise, was surrendered and payment of the aggregate Exercise Price was made, irrespective of the date of delivery of such Common Stock certificate.

4.	Adjustments.

(a)           Stock Dividends, Reclassifications, Recapitalizations, Etc.  While this Warrant is outstanding, in the event the Company:  (i) pays a dividend in Common Stock or makes a distribution in Common Stock, (ii) subdivides its outstanding Common Stock into a greater number of shares, (iii) combines its outstanding Common Stock into a smaller number of shares or (iv) increases or decreases the number of shares of Common Stock outstanding by reclassification of its Common Stock (including a recapitalization in connection with a consolidation or merger in which the Company is the continuing corporation), then (1) the Exercise Price on the record date of such division or distribution or the effective date of such action shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event, and (2) the number of shares of Common Stock for which this Warrant may be exercised immediately before such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the Exercise Price immediately before such event and the denominator of which is the Exercise Price immediately after such event.

(b)           Combination; Liquidation.  While this Warrant is outstanding, (i) in the event of a Combination (as defined below), each Holder shall have the right to receive upon exercise of the Warrant the kind and amount of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such Warrant been exercised immediately prior to such event (subject to further adjustment in accordance with the terms hereof).  Unless clause (ii) below is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (as defined below) in such Combination will assume by written instrument the obligations under this Section 4 and the obligations to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire. “Combination” means an event in which the Company consolidates with, mergers with or into, or sells all or substantially all of its assets to another Person, where “Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity. (ii) In the event of (x) a Combination where consideration to the holders of Common Stock in exchange for their shares is payable solely in cash or (y) the dissolution, liquidation or winding-up of the Company, the Holders shall be entitled to receive, upon surrender of their Warrant, distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price.  In case of any Combination described in this Section 4, the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with an agent or trustee for the benefit of the Holders of the funds, if any, necessary to pay to the Holders the amounts to which they are entitled as described above.  After such funds and the surrendered Warrant are received, the Company is required to deliver a check in such amount as is appropriate (or, in the case or consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such Warrant.

(c)           Exercise Price Protection. If the Company, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock, at an effective price per share less than the then Exercise Price (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share which is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance), then the Exercise Price shall be reduced and only reduced to equal the Base Share Price.  Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued.  Notwithstanding the foregoing, no adjustments shall be made, paid or issued under this Section 4(c) in respect of an Exempt Issuance.

(d)           Notice of Adjustment.  Whenever the Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Warrant is adjusted, as provided in this Section 4, the Company shall deliver to the holders of the Warrant in accordance with Section 9 a certificate of the Company’s Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board of Directors determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Value (as defined below) of the Common Stock was determined, if either of such determinations were required), and specifying the Exercise Price and number of shares of Common Stock issuable upon exercise of the Warrant after giving effect to such adjustment.

(e)           Notice of Certain Transactions.  While this Warrant is outstanding, in the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any capital reorganization, reclassification, consolidation or merger affecting the class of Common Stock, as a whole, or (d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall, within the time limits specified below, send to each Holder a notice of such proposed action or offer.  Such notice shall be mailed to the Holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Exercise Price after giving effect to any adjustment pursuant to  this Section 4  which will be required as a result of such action.  Such notice shall be given as promptly as possible and (x) in the case of any action covered by clause (a) or (b) above, at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

(f)           Current Value.  For purposes of this Section 4, the “Current Value” per share of Common Stock or any other security at any date means (i) if the security is not registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and/or traded on a national securities exchange, quotation system or bulletin board, (a) the value of the security, determined in good faith by the Board of Directors of the Company and certified in a board resolution, based on the most recently completed arm’s-length transaction between the Company and a Person other than an affiliate of the Company or between any two such Persons and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred within the six-month period, the value of the security as determined by an independent financial expert or an agreed upon financial valuation model or (ii) if the security is registered under the Exchange Act and/or traded on a national securities exchange, quotation system or bulletin board, the average of the daily closing bid prices (or  the equivalent in an over-the-counter market) for each day on which the Common Stock is traded for any period on the principal securities exchange or other securities market on which the common Stock is being traded (each, a “Trading Day”) during the period commencing thirty (30) days before such date and ending on the date one (1) day prior to such date.

5.	Fractional Shares.

In lieu of issuance of a fractional share upon any exercise hereunder, the Company will issue an additional whole share in lieu of that fractional share, calculated on the basis of the Exercise Price.

6.	Legends.

(a)           Restrictive Legends.  Prior to issuance of the shares of Common Stock underlying this Warrant, all such certificates representing such shares shall bear a restrictive legend to the effect that the Shares represented by such certificate have not been registered under the Securities Act, and that the Shares may not be sold or transferred in the absence of such registration or an exemption therefrom, such legend to be substantially in the form of the bold-face language appearing at the top of Page 1 of this Warrant.  The Holder confirms on the date of exercise of this Warrant the representations and warranties in Section 1.3 of the Agreement.

(b)           Legal Opinions.  If at any time, whether upon exercise of this Warrant or thereafter, the Warrant Shares may be issued or transferred, as the case may be, in compliance with applicable exemptions from registration under the Securities Act and other applicable laws, the Company will promptly instruct its legal counsel to issue to the Company’s transfer agent a legal opinion to the effect that such issuance or transfer, as the case may be, may take place without restrictive legend; provided however, that the Holder delivers reasonably requested representations in support of such opinion.  The Company agrees to bear all of the cost(s) of any such legal opinion(s) and removal of restrictive legends and reissuance of shares free of restrictive legends

7.	Disposition of Warrants or Shares.

The Holder of this Warrant, each transferee hereof and any holder and transferee of any Warrant Shares, by his or its acceptance thereof, agrees that no public distribution of Warrants or Warrant Shares will be made in violation of the provisions of the Securities Act.  Furthermore, it shall be a condition to the transfer of this Warrant that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Warrant.

8.	Merger or Consolidation.

The Company will not merge or consolidate with or into any other corporation, or sell or otherwise transfer its property, assets and business substantially as an entirety to another corporation, unless the corporation resulting from such merger or consolidation (if not the Company), or such transferee corporation, as the case may be, shall expressly assume, by supplemental agreement reasonably satisfactory in form and substance to the Holder, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company.

9.	Notices.

Except as otherwise specified herein to the contrary, all notices, requests, demands and other communications required or desired to be given hereunder shall only be effective if given in writing by certified or registered U.S. mail with return receipt requested and postage prepaid; by private overnight delivery service (e.g. Federal Express); by facsimile transmission (if no original documents or instruments must accompany the notice); or by personal delivery.  Any such notice shall be deemed to have been given (a) on the business day immediately following the mailing thereof, if mailed by certified or registered U.S. mail as specified above; (b) on the business day immediately following deposit with a private overnight delivery service if sent by said service; (c) upon receipt of confirmation of transmission if sent by facsimile transmission; or (d) upon personal delivery of the notice.  All such notices shall be sent to the following addresses (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 9):

If to the Company:	8929 Aero Drive, Suite E San Diego, CA 92123 Attn: Dennis Becker Fax: ___________
Notwithstanding the time of effectiveness of notices set forth in this Section 9, a Notice of Exercise shall not be deemed effectively given until it has been duly completed and submitted to the Company together with this original Warrant and payment of the Exercise Price in a manner set forth in this Section 9.

10.	Limitation on Exercise.

Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act, does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).  For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The holder may waive the restriction in whole or in part upon and effective after 61 days prior written notice to the Company and increase the Beneficial Ownership Limitation to no more than 9.9%.

11.	Governing Law.

This Warrant shall be governed by and construed solely and exclusively in accordance with and pursuant to the internal laws of the State of California without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Warrant shall be brought solely in a federal or state court located in San Diego. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam  jurisdiction of the federal and state courts located in San Diego, California and agree that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in San Diego. The parties hereto expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam  jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of all of its reasonable counsel fees and disbursements.

12.	Successors and Assigns.

This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

13.	Headings.

The headings of various sections of this Warrant have been inserted for reference only and shall not affect the meaning or construction of any of the provisions hereof.

14.	Severability.

If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant, and the balance hereof shall be interpreted as if such provision were so excluded.

15.	Modification and Waiver.

This Warrant and any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

16.	Specific Enforcement.

The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Warrant were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Warrant and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

17.	Assignment.

This Warrant may be transferred or assigned, in whole or in part, at any time and from time to time by the then Holder by submitting this Warrant to the Company together with a duly executed Assignment in substantially the form and substance of the Form of Assignment which accompanies this Warrant as  Exhibit B  hereto, and, upon the Company’s receipt thereof, and in any event, within five (5) business days thereafter, the Company shall issue a Warrant to the Holder to evidence that portion of this Warrant, if any as shall not have been so transferred or assigned.

(Signature Page Immediately Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, manually or by facsimile, by one of its officers thereunto duly authorized.

Date: __________________, 2011

COMMERCETEL CORPORATION

By: ____________________________

EXHIBIT A

NOTICE OF EXERCISE

To Be Executed by the Holder

in Order to Exercise the Warrant

The undersigned Holder hereby elects to purchase _______ Warrant Shares pursuant to the attached Warrant, and requests that certificates for securities be issued in the name of:

__________________________________________________________

(Please type or print name and address)
__________________________________________________________

__________________________________________________________

__________________________________________________________

(Social Security or Tax Identification Number)

and delivered to:______________________________________________________________

___________________________________________________________________.

(Please type or print name and address if different from above)

If such number of Warrant Shares being purchased hereby shall not be all the Warrant Shares that may be purchased pursuant to the attached Warrant, a new Warrant for the balance of such Warrant Shares shall be registered in the name of, and delivered to, the Holder at the address set forth below.

The Holder intends that payment of the Exercise Price shall be made as:

____	a "Cash Exercise" with respect to _____________ Warrant Shares; and/or

____	a "Cashless Exercise" with respect to _______________ Warrant Shares.

If this is a Cash Exercise, in full payment of the purchase price with respect to the Warrant Shares purchased and transfer taxes, if any, the undersigned hereby tenders payment of $__________ by check, money order or wire transfer payable in United States currency to the order of CommerceTel Corporation.

The Holder hereby confirms as of the date hereof the representations and warranties in Section 1.3 of the Agreement.

HOLDER:

By:_____________________________________
Name:
Title:
Address:
Dated:

EXHIBIT B

FORM OF ASSIGNMENT

(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto _____________ the right represented by the within Warrant to purchase ______ shares of Common Stock of CommerceTel Corporation, a Nevada corporation, to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of CommerceTel Corporation, a Nevada corporation, with full power of substitution of premises.

Dated:	By:______________________________ Name: Title: (signature must conform to name of holder as specified on the fact of the Warrant)
Address:

Signed in the presence of:

Dated: